CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY
                 ACT OF 2002 (SUBSECTIONS (A) AND (B) OF SECTION
                1350, CHAPTER 63 OF TITLE 18, UNITED STATES CODE)

In connection with the attached Report of The Swiss Helvetia Fund, Inc. (the "Trust") on Form N-CSR to be filed with the Securities and Exchange Commission (the "Report"), each of the undersigned officers of the Fund does hereby certify that, to the best of such officer's knowledge:

1. The Report fully complies with the requirements of 13(a) or 15(d) of the Securities and Exchange Act of 1934, as applicable; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund as of, and for, the periods presented in the Report.

Dated: March 6, 2006
       ________________

/s/ Rodolphe E. Hottinger
-------------------------
Rodolphe E. Hottinger
Chief Executive Officer

Dated: March 7, 2006
       ________________

/s/ Rudolf Millisits
----------------------
Rudolf Millisits
Chief Financial Officer


THIS CERTIFICATE IS FURNISHED PURSUANT TO THE REQUIREMENTS OF FORM N-CSR AND SHALL NOT BE DEEMED "FILED" FOR PURPOSES OF SECTION 18 OF THE SECURITIES EXCHANGE ACT OF 1934, OR OTHERWISE SUBJECT TO THE LIABILITY OF THAT SECTION, AND SHALL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE INTO ANY FILING UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934.